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                                                                    EXHIBIT 99.1

METLIFE CAPITAL EQUIPMENT LOAN TRUST 1997-A

     $304,203,000   Class A 6.85% Asset Backed Notes
     $ 26,452,783   Class B Fixed Rate Asset Backed Notes

           STATEMENT TO NOTEHOLDERS PURSUANT TO SECTION 5.06 OF THE
                       TRANSFER AND SERVICING AGREEMENT

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
Payment Date:                                                                           20-Mar-98

(i)     Amount of principal being paid on the Notes:
          (a)  Class A Notes                                                                $0.00
               per $1,000 original principal amount:                                  $0.00000000

          (b)  Class B Notes                                                                $0.00
               per $1,000 original principal amount:                                  $0.00000000

          (c)  Total                                                                        $0.00

(ii)    Amount of interest being paid on the Notes
          (a)  Class A Notes                                                        $1,736,492.13
               per $1,000 original principal amount:                                  $5.70833335

          (b)  Class B Notes                                                          $151,001.30
               per $1,000 original principal amount:                                  $5.70833322

          (c)  Total                                                                $1,887,493.43

(iii)   Balances at the end of the related Collection Period
          (a)  Pool Balance at the end of the related Collection Period           $330,655,783.00
          (b)  aggregate Principal Balance of the Receivables                     $330,596,467.84
          (c)  amount in the Principal Funding Account                                 $59,315.16

(iv)    After giving effect to distributions on this Distribution Date:
          (a)  outstanding principal amount of Class A Notes:                     $304,203,000.00
          (b)  Class A Note Pool Factor:                                                1.0000000

(v)     Amount of Servicing Fee being paid:                                           $137,773.24

(vi)    Amount of Administration Fee being paid:                                          $500.00

(vii)   Aggregate Acquisition Amounts for Collection Period:
          (a) by Transferor                                                                 $0.00
          (b) by Servicer                                                                   $0.00

(viii)  Amount of Realized Losses for the Collection:                                       $0.00

(ix)    Ending Reserve Account Balance:                                             $4,742,046.01

(x)     Specified Reserve Account Balance:                                          $4,742,046.01

(xi)    (a)  Noteholders' Class A Interest Distributable Amount:                    $1,736,492.13
        (b)  Noteholders' Class B Interest Distributable Amount:                      $151,001.30
        (c)  Class A Noteholders' Principal Distributable Amount:                           $0.00
        (d)  Class B Noteholders' Principal Distributable Amount:                           $0.00
        (e)  Amount withdrawn from Reserve Account per Section 5.05(c) or (d)               $0.00

(xii)   Deliquency Summary
        (a)  Delinquencies 61 to 90 days                                                    $0.00
        (b)  Delinquencies over 90 days                                               $289,671.00

(xiii)  Deliquency Summary - % of aggregate principal balance of the receivables
        (a)  Delinquencies 61 to 90 days                                                    0.00%
        (b)  Delinquencies over 90 days                                                     0.09%
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